Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3 and Amendment No. 1 to Registration Statement No. 333-106065 on Form S-2 of our report dated November 14, 2007 relating to the consolidated financial statement schedule appearing in Item 15 of this Form 10-K/A of RGC Resources, Inc.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

319 McClanahan Street, S.W.

Roanoke, Virginia

October 31, 2008